EXHIBIT 99.3


                         Hearing Date: December 16, 2004 at 10:00 a.m. (Eastern)
                       Objections Due: December 15, 2004 at 12:00 p.m. (Eastern)

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
D. J. Baker (JB 0085)
Frederick D. Morris (FM 6564)
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Attorneys for Debtors and
Debtors-in-Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - -  x
                                           :
In re                                      :  Chapter 11
                                           :
RCN CORPORATION, et al.                    :  Case No. 04-13638 (RDD)
                                           :
                                 Debtors.  : (Jointly Administered)
                                           :
- - - - - - - - - - - - - - - - - - - - -  x


                 MOTION OF DEBTORS FOR APPROVAL OF SETTLEMENT
               AGREEMENT BETWEEN RCN CABLE TV OF CHICAGO, INC.,
                      AND THE CHICAGO ACCESS CORPORATION

         Pursuant to sections 105, 363 and 365 of 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code") and Rule 9019 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), the above-captioned debtors and debtors-in- possession (the "Debtors") hereby move (the "Motion") for entry of an order approving a settlement agreement (the "Agreement")(1) between RCN Cable TV of Chicago, Inc. ("RCN-Chicago"), and the Chicago Access Corporation ("CAC"). The Agreement, as set forth more fully herein, resolves any and all claims and disputes between the Debtors and CAC with respect to the CAC Contracts (as defined herein). In support of the Motion, the Debtors state as follows:

                             PRELIMINARY STATEMENT

         1. On August 5, 2004, RCN-Chicago filed a voluntary petition with this Court. RCN Corporation ("RCN") and RCN-Chicago also sought relief, including injunctive relief, from this Court with respect to the denial by the City of Chicago (the "City") of a modification petition filed by RCN-Chicago on December 12, 2003, pursuant to Section 625 of the Communications Act of 1934, 47 U.S.C. ss. 545 (the "Modification Petition") and certain other actions taken by the City in connection with certain franchise agreements between the City and RCN-Chicago, including draws on certain letters of credit, demands on certain surety bonds and the imposition of fines and penalties.

         2. On August 31, 2004 the Debtors filed their Disclosure Statement (the "Initial Disclosure Statement") with Respect to the Joint Plan of Reorganization of RCN Corporation and Certain of its Subsidiaries (Docket No.
190). Subsequently,

--------

(1) Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

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on or about October 12, 2004, the Debtors revised the Initial Disclosure
Statement and filed their revised Disclosure Statement (the "Revised
Disclosure Statement") with Respect to the Joint Plan of Reorganization (the "Plan") of RCN Corporation and Certain Subsidiaries (Docket No. 300). The Plan provides that RCN-Chicago's plan of reorganization cannot go effective until the "Claims of Chicago Access Corporation and the City of Chicago shall have been resolved by way of litigation or otherwise . . . ." Plan at Section X.b.7.

         3. After negotiating a series of standstill agreements, the City and the Debtors recently resolved their disputes. On November 19, 2004, the Debtors filed their Motion for Approval of Settlement Agreement between RCN Corporation, RCN Cable TV of Chicago, Inc., and the City of Chicago (Docket No. 405) (the "City Settlement Motion"). A hearing was scheduled with respect to the City Settlement Motion for December 8, 2004 and at that hearing this Court approved the City Settlement Motion.

         4. The Modification Petition also sought to modify certain contracts between RCN-Chicago and CAC. Prior to and after the filing of RCN- Chicago's bankruptcy case, the Debtors and CAC engaged in extensive, arm's-length negotiations to resolve their various claims and disputes with respect to such modifications. On December 7, 2004, RCN-Chicago and CAC settled all of these issues and executed the Agreement.

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

         5. As described more fully below, the Agreement, in conjunction with the settlement agreement reached with the City, allows RCN-Chicago to continue to operate in Chicago and to support the efforts of CAC, but under improved and more realistic economic terms. Accordingly, the Agreement creates substantial value for the Debtors and their estates. The Debtors believe that the Agreement is fair and equitable, avoids the risk and expense of litigation with CAC and is in the best interests of their estates. For these reasons, the Debtors believe that this Court should approve the Agreement.

                                  BACKGROUND

         6. On May 27, 2004 (the "Initial Petition Date"), certain of the Debtors2 filed voluntary petitions in this Court for reorganization relief under chapter 11 of title 11 of the United States Code, as amended (the "Bankruptcy Code"). As noted above, RCN-Chicago commenced its chapter 11 case on August 5, 2004. Certain other affiliated Debtors commenced their chapter 11 cases on August 20, 2004.3 The Debtors continue to manage and operate their businesses as debtors-in- possession pursuant to Bankruptcy Code sections 1107 and 1108.

---------

(2) These are RCN, TEC Air, Inc., RLH Property Corporation, RCN Finance, LLC and Hot Spots Productions, Inc.

(3) These are RCN Telecom Services of Virginia, Inc., RCN Entertainment, Inc., 21st Century Telecom Services, Inc., and ON TV, Inc.

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

         7. No trustee or examiner has been appointed in these chapter 11 cases. On June 10, 2004, the Committee of Unsecured Creditors (the "Creditors' Committee") was appointed by the United States Trustee for the Southern District of New York (the "United States Trustee"). No other official committees have been appointed or designated in these chapter 11 cases.

                            JURISDICTION AND VENUE

         8. The Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2).

         9. The statutory predicates for the relief requested herein are sections 105, 363 and 365 of the Bankruptcy Code and Bankruptcy Rule 9019.

                               RELIEF REQUESTED

         10. By this Motion, the Debtors seek entry of an order, under sections 105, 363 and 365 of the Bankruptcy Code and Bankruptcy Rule 9019, authorizing RCN-Chicago to enter into, and perform under, the Agreement, substantially in the form annexed as Exhibit 1 to the proposed form of order (attached hereto). As more fully described below, the Agreement, among other things, (i) resolves all present and future disputes between the Debtors and CAC with respect to the Areas 2, 3 and 4 CAC Contracts (as defined herein);
(ii) provides for the Debtors to make a lump sum settlement payment to CAC;
(iii) provides for the

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assumption of the Areas 1 and 2 CAC Contracts (as defined herein and as the
Area 2 CAC Agreement is modified pursuant to the Agreement); (iv) provides for the termination and rejection of the Areas 3 and 4 CAC Contracts (as defined herein); (v) resolves proof of claim number 2062, filed by CAC in RCN-Chicago's bankruptcy case on or about September 30, 2004 (the "Proof of Claim") and provides that CAC will not file any additional proofs of claim; and (vi) provides for the release of the RCN Entities from any and all claims in connection with the Areas 2, 3 and 4 CAC Contracts (as defined herein) and the Areas 2, 3 and 4 Franchises. As explained below, the Debtors believe that the Agreement is fair and equitable and in the best interests of their estates and, therefore, should be approved.

                               BASIS FOR RELIEF

A.   The CAC Contracts

         11. CAC is an entity authorized by the Chicago Cable Ordinance to operate public access cable channels in the City of Chicago.(4) Section 4-280-370 of the Chicago Cable Ordinance states that CAC is to be funded with payments by the cable franchise operators, including the "contribution of funds for studios, equipment and technical assistance." CAC receives most of its funding from payments made by

---------

(4) CAC was incorporated under the laws of the State of Illinois and created in accordance with Article VII, Section 40280-350 et seq. of the Chicago Cable Ordinance and has its principal offices in Chicago, Illinois.

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

cable companies that have been granted franchises to operate cable television systems in the City of Chicago.

         12. RCN is a holding company for certain direct and indirect subsidiaries (collectively, the "RCN Companies") that deliver bundled communications services, including local and long distance telephone, video programming (including digital cable television and high definition television), and data services (including cable modem, high speed Internet access, and dial-up Internet) to customers in a number of locations including Chicago. The RCN Companies compete against incumbent service providers in Chicago and all of the other locations where the RCN Companies operate. In Chicago, RCN-Chicago entered into four, separate non-exclusive franchise agreements (collectively, the "Franchise Agreements") with the City, pursuant to which RCN-Chicago was authorized to construct, install, maintain, and operate a cable television system in Areas 1, 2, 3 and 4 (the "Franchise Areas") of Chicago. Among other things, those Franchise Agreements for Areas 2, 3 and 4 require RCN-Chicago to make certain capital payments to CAC.

         13. In addition to such capital payments and consistent with its Franchise Agreements, RCN-Chicago entered into agreements with CAC for each of Franchise Area 1 (the "Area 1 CAC Contract"), Franchise Area 2 (the "Area 2 CAC Contract"), Franchise Area 3 (the "Area 3 CAC Contract") and Franchise Area 4 (the

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

"Area 4 CAC Contract," and with the Areas 1, 2 and 3 CAC Contracts, collectively, the "CAC Contracts").

B.   Subsequent Amendments

         14. Under the CAC Contracts, RCN-Chicago is obligated to pay CAC an annual flat rate fee of $215,000 per franchise area for Franchise Areas 2, 3 and 4.

         15. After the Franchise Agreements and the CAC Contracts were executed, but prior to commencement of construction in Franchise Areas 3 and 4, and after only a small portion of Area 2 had been constructed, the telecommunications industry experienced a dramatic decline. The softening economic conditions and tightening of the capital markets interfered with RCN-Chicago's ability to build out Franchise Areas 2, 3 and 4 as originally planned.(5) Because the RCN Entities did not have the necessary resources, or the necessary ability to obtain financing, the build-out plans envisioned by RCN-Chicago became commercially impracticable.

         16. Accordingly, on December 10, 2002, RCN-Chicago and the City entered into an agreement (the "Amendment") amending the Franchise Agreements for Franchise Areas 3 and 4. The Amendment deferred any construction obligations in Franchise Areas 3 and 4 until October 3, 2003, or October 3, 2004, depending on

---------

(5)  RCN-Chicago completed its Franchise Area 1 construction obligations.

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an independent review by the City of RCN-Chicago's financial status. The independent review was to occur by October 2, 2003, when the City was to have determined whether to extend the deferral period to October 3, 2004 or, alternatively, to enter into good faith negotiations to terminate the Franchise Agreements for Franchise Areas 3 and 4. The Amendment also prohibited RCN-Chicago from soliciting new customers or entering into any new agreements for cable television service in Franchise Areas 3 and 4. Contemporaneous amendments also postponed all of RCN-Chicago's public, educational and governmental ("PEG") capital cost payments to CAC under the CAC Contracts for Franchise Areas 3 and 4, consistent with the deferral of RCN-Chicago's obligations under its Franchise Agreements for Franchise Areas 3 and 4. In addition, in light of the financial difficulties facing RCN-Chicago, on November 12, 2002, the City approved a significantly reduced construction schedule for Franchise Area 2 for 2003, and RCN-Chicago filed a revised construction schedule and map for Franchise Area 2 for 2004.

C.   The Modification Petition

         17. When the telecommunications industry market conditions deteriorated even further, RCN-Chicago was unable to obtain sufficient financing to maintain its operations, much less increase the scope of such operations. Among other things RCN-Chicago estimated that the cost of completing the build-out requirements for Areas 2, 3 and 4 would exceed $350,000,000. Therefore, on

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

December 12, 2003, RCN-Chicago submitted the Modification Petition with the Chicago Cable Commission (the "Commission") seeking certain changes to the Franchise Agreements and the related CAC Agreements because they had been rendered commercially impracticable by virtue of the unforeseen changes in market conditions since the time that they were entered. The Modification Petition sought to eliminate any additional construction or build out requirements, reduce the Surety Bond requirements and certain PEG payments to CAC for Franchise Area 2 and eliminate the construction requirements and all related obligations for Franchise Areas 3 and 4.

         18. Following the filing of the Modification Petition, the City passed resolutions urging RCN-Chicago to comply with the Areas 2, 3 and 4 Franchise Agreements and the CAC Agreements, even though RCN-Chicago's financial condition made that impracticable. Subsequently, despite the pending Modification Petition, the City purported to impose multi-million dollar fines on RCN-Chicago for its alleged non-compliance with the very provisions of the Franchise Agreements it sought to have modified through the Modification Petition. The City also made demand on certain surety bonds for Areas 2, 3 and 4 and drew down on certain letters of credit in connection with Areas 2, 3 and 4.

C. The Bankruptcy Filings and Subsequent Litigation with the City

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         19. Following the initial RCN bankruptcy filings, RCN and RCN-
Chicago continued for several months to negotiate with the City and CAC in an effort to resolve their disputes concerning the Franchise Agreements and the CAC Contracts without further litigation. Given the purported damages and other fines and fees assessed against RCN and/or RCN-Chicago, however, RCN-Chicago filed its bankruptcy petition on August 5, 2004.

         20. At the same time, RCN and RCN-Chicago filed an adversary complaint against the City seeking (i) injunctive relief preventing the City from taking any further actions to collect from or assess against RCN and/or RCN- Chicago any amounts in connection with the Franchise Agreements, (ii) approval of the Modification Petition and (iii) damages for the City's alleged violations of federal law, including but not limited to section 525 of the Bankruptcy Code. In addition, RCN and RCN-Chicago filed a motion for temporary restraining order.

         21. As stated above, on August 31, 2004, the Debtors filed the Initial Disclosure Statement. Subsequently, on or about October 12, 2004, the Debtors revised the Initial Disclosure Statement and filed the Revised Disclosure Statement. This Court held a hearing on the Revised Disclosure Statement on October 12, 2004, following which the Court entered an order (the "Solicitation Procedures Order") (Docket No. 297) that, among other things, set December 8, 2004

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as the date for the hearing (the "Confirmation Hearing") on confirmation of the Plan. At the Confirmation Hearing, the Court confirmed the Plan.

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

D.   The CAC Proof of Claim and the Agreement

         22. On or about September 30, 2004, CAC filed its proof of claim (the "CAC Proof of Claim") in RCN-Chicago's bankruptcy case, case number 04- 15120. In the CAC Proof of Claim, CAC asserted an unsecured, nonpriority claim in the amount of $1,275,000.00 for RCN-Chicago's purported failure to make certain payments due under the Areas 2, 3 and 4 CAC Contracts prior to the date on which RCN-Chicago filed its bankruptcy case.

         23. On December 7, 2004, the Debtors and CAC entered into the Agreement to compromise, settle and release all disputes between them, subject to this Court's approval.

                           THE SETTLEMENT AGREEMENT

         24. The following are the most significant terms and conditions of the Agreement:(6)

         o Payment. Within two (2) business days of the Effective Date (as defined herein), the Debtors shall pay CAC $2,150,000.00 (the "Settlement Payment").

         o Rejection of Areas 3 and 4 CAC Contracts. Effective as of the Effective Date (as defined herein), the Areas 3 and 4 CAC Contracts shall be rejected and all of the rights and obligations

---------

(6) The descriptions set forth in this Motion are intended solely to highlight for the Court and interested parties the most significant terms of the Agreement. All parties are directed to the Agreement for the complete and controlling terms. In the event there are any inconsistencies between the Agreement and the summary set forth herein, the terms of the Agreement control.

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             of RCN-Chicago under such contracts shall be extinguished. Any and all claims arising from or concerning the Areas 3 and 4 CAC Contracts that CAC now has or may after the Effective Date have shall be released.

         o Assumption of the Areas 1 and 2 CAC Contracts. The Areas 1 and 2 CAC Contracts (as the latter is modified by the Agreement) shall be assumed by RCN-Chicago and any and all Area 2 cure costs associated with such assumption shall be deemed satisfied by the payment of the Settlement Amount.

         o Withdrawal of the CAC Proof of Claim. Within two (2) business days following the wire payment of the Settlement Payment, CAC shall withdraw the CAC Proof of Claim.

         o Settlement and Release. Subject to the occurrence of the Effective Date (as defined herein), the parties shall be granted releases as set forth in the Agreement.

         o Effective Date. The Agreement shall become effective (the "Effective Date") on the date that is the later to occur of (i) receipt of a final and non-appealable order from the Court approving the Agreement and (ii) the "Effective Date of the City Settlement Agreement" (as defined in the Agreement).

                             APPLICABLE AUTHORITY

         25. By this Motion, the Debtors seek an order pursuant to Bankruptcy Rule 9019 and sections 105, 363 and 365 of the Bankruptcy Code approving the Agreement. While the Debtors are prepared to vigorously litigate the CAC Proof of Claim and their disputes with CAC with respect to the CAC Contracts, if necessary, the Debtors believe that the Agreement is fair and reasonable and that approval of the Agreement is in the best interests of their estates and creditors.

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

A.   Approval of the Agreement is Proper under Bankruptcy Rule 9019.

         26. Bankruptcy Rule 9019 provides, in pertinent part, as follows:

         Compromise. On motion by the trustee and after notice and a hearing, the court may approve a compromise or settlement. Notice shall be given to creditors, the United States trustee, the debtor, and indenture trustees as provided in Rule 2002 and to any other entity as the court may direct.

Fed. R. Bankr. P. 9019(a).

         27. Settlements and compromises are "a normal part of the process of reorganization." Protective Comm. for Independent Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968). Moreover, in bankruptcy cases, settlements are strongly favored over litigation:

         [P]ublic policy strongly favors pretrial settlement in all types of litigation because such cases, depending on their complexity, "can occupy a court's docket for years on end, depleting the resources of parties and taxpayers while rendering meaningful relief increasingly elusive." . . . Second, litigation costs are particularly burdensome on a bankrupt estate given the financial instability of the estate. Shearson Lehman Bros., Inc. v. Munford, Inc. (In re Munford, Inc.), 97 F.3d 449, 455 (11th Cir. 1996) (quoting
         United States Oil & Gas v. Wolfson, 967 F.2d 489, 493 (11th
         Cir. 1992)).

         28. Debtors-in-possession may, in the exercise of their business judgment, enter into settlements. See In re Dow Corning Corp., 198 B.R. 214, 222 n.7 (Bankr. E.D. Mich. 1996); In re Sanner Contracting Corp., 181 B.R. 465, 470 (Bankr. D. Ariz. 1995) (court has wide discretion to approve settlements between

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

trustees and creditors). Importantly, in evaluating such settlements, the Court should not substitute its judgment for that of the parties. See Hicks, Muse & Co. v. Brandt (In re Healthco Int'l, Inc.), 136 F.3d 45, 50 n.5 (1st Cir. 1998) (bankruptcy court should not substitute its business judgment for that of trustee).

         29. In order to obtain court approval of a settlement under Bankruptcy Rule 9019(a), a debtor must demonstrate that the settlement is fair and equitable, reasonable and in the best interests of the debtor's estate. See, e.g., In re Ionosphere Clubs, Inc., 156 B.R. 414, 426 (S.D.N.Y. 1993), aff'd, 17 F.3d 600 (2d Cir. 1994). The decision to approve a particular settlement then lies within the sound discretion of the Court. See, e.g., Nellis v. Shugrue, 165 B.R. 115, 123 (S.D.N.Y. 1994). In exercising its discretion, the Court makes an independent determination that the settlement is fair and reasonable, but it can and should consider the determination by the debtor-in-possession that the settlement is fair and reasonable. Id. at 122; In re Purofied Down Prods. Corp., 150 B.R. 519, 522 (S.D.N.Y. 1993); In re Drexel Burnham Lambert Group, Inc., 138 B.R. 723, 759 (Bankr. S.D.N.Y.
1992) ("A [c]ourt may properly give weight to the debtor's informed judgment that a settlement is fair and reasonable and consider the competency of the counsel who favor the compromise"). In addition, the Court exercises its discretion giving consideration, as noted above, to "the general public policy favoring settlements." In re Hibbard Brown & Co., Inc., 217 B.R. 41, 46 (Bankr. S.D.N.Y. 1998); see also

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Nellis v. Shugrue, 165 B.R. 115, 123 (S.D.N.Y. 1994) ("the general rule [is]
that settlements are favored and, in fact, encouraged . . .").

         30. A settlement should be approved unless it "fall[s] below the lowest point in the range of reasonableness." In re Teltronics Servs., Inc., 762 F.2d 185, 189 (2d Cir. 1985); see also Cosoff v. Rodman (In re W.T. Grant Co.), 699 F.2d 599, 608 (2d Cir. 1983). Moreover, the Court need not decide the numerous questions of law and fact raised by a settlement but, rather, should "canvass the issues" so that the reasonableness of the settlement may be evaluated. Id.; In re Purofied Down Prods. Corp., 150 B.R. 519, 522 (S.D.N.Y. 1993); In re Hermitage Inn, Inc., 66 B.R. 71, 72 (Bankr. D. Colo.
1986) ("the court's assessment does not require resolution of the issues, but only their identification").

         31. Specifically, in determining whether to approve a settlement, courts generally consider "(1) the probability of success . . .; (2) the difficulties that may be encountered in collection; (3) the complexity of the litigation and the attendant expense, inconvenience, and delay; and (4) the paramount interest of the creditors." Prudential Lines, Inc. v. American Steamship Owners Mutual Protection and Indemnity Assoc., Inc. (In re Prudential Lines, Inc.), 170 B.R. 222, 247 (S.D.N.Y. 1994); In re Purofied Down Prods. Corp., 150 B.R. 519, 522 (S.D.N.Y. 1993).

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

         32. The Debtors believe that the settlement embodied in the Agreement falls well within the range of reasonableness. First, while the Debtors, through litigation with CAC (with respect to the CAC Proof of Claim and otherwise) might ultimately obtain relief similar to or better than the modifications provided in the Agreement, the success of such litigation, like any litigation, is uncertain. At a minimum, the Debtors would face considerable legal and evidentiary hurdles and any such litigation would likely remain unresolved for a substantial period of time.

         33. Moreover, if this Court were to decide against RCN-Chicago, the results for RCN-Chicago could be significant. As noted above, CAC has asserted a claim against RCN-Chicago in excess of $1,200,000 for claims arising prior to the petition date for RCN-Chicago, alone. If the Motion is not granted and the Agreement is not approved, the Debtors believe that CAC would assert additional amounts allegedly owed under the CAC Contracts that arose after the petition date for RCN-Chicago. Moreover, it is likely that CAC would assert that certain of such claims were entitled to administrative or other priority under the Bankruptcy Code.

         34. In addition, as the Plan is currently structured, RCN-Chicago would not be able to reject the CAC Contracts, to the extent such contracts are executory at all, without incurring substantial claims for rejection damages. Under the current plan of reorganization for RCN-Chicago, as reflected in the Plan, all claims against RCN-Chicago would be paid in full upon the effective date of the

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Plan. Accordingly, if the Agreement is not approved, and the Debtors are unsuccessful in any litigation with CAC or otherwise unable to settle with CAC, the bankruptcy of RCN-Chicago would possibly evolve from a reorganization to a liquidation.

         35. Accordingly, notwithstanding the Debtors' belief in the merits of any litigation they might undertake with respect to CAC, the probability of success and the attendant potentially disastrous consequences in the event that the Debtors did not succeed in any such litigation, favor approving the Agreement.

         36. Additionally, any such litigation would likely be complex and require that the Debtors seek relief similar to the relief sought with respect to the City and the Franchise Agreements, i.e., among other things, a declaration that the CAC Contracts should be modified because they are commercially impracticable in light of the almost complete collapse of the telecommunications industry and the attendant severe restriction in financing available to telecommunications companies, like RCN-Chicago, for expanding cable systems. 37. Given that the Debtors have recently settled their disputes with the City through the City Settlement Motion and have dramatically scaled back their future build-out obligations in Chicago, payment to CAC in accordance with the CAC Contracts would be detrimental to the Debtors and their estates. To prove their case in any such litigation, the Debtors likely would be required to obtain testimony

                                      19
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from one or more experts about the current state of the telecommunications industry, the history of the collapse of the telecommunications industry and the ability of telecommunications companies in general and RCN-Chicago in particular to finance expansions of cable networks in light of the current market conditions. Moreover, trying the case would require extensive discovery and, importantly, significant trial time from the Court.

         38. Any litigation with CAC also would lead to delay and additional expense for the Debtors and their estates. Discovery alone would cause significant delay and expense for the Debtors and their estates, and a trial of the adversary proceeding would require significant time from the Court. Any such litigation also would likely lead to extensive delay and unnecessary expense in connection with the Debtors' bankruptcy cases.

         39. A hearing on the confirmation of the Plan was held on December 8, 2004. The Plan is a joint plan involving all of the Debtors, including RCN and RCN-Chicago. Given the potential liabilities faced by RCN-Chicago, it would be difficult at best to consummate any plan for RCN-Chicago, other than a liquidating plan, absent a resolution of the dispute with CAC. It is likely, in such a case, that the Debtors would have to withdraw RCN-Chicago from the Plan and pursue confirmation of a separate plan for RCN-Chicago. Accordingly, unless the litigation with CAC is resolved promptly after the hearing on confirmation of the

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

Plan, the Debtors likely would face significant delay in their bankruptcy cases and/or the additional expense of withdrawing the Plan with respect to RCN-Chicago.

         40. Considering these factors, the Debtors have determined that approval of the Agreement is in the best interests of their estates and their creditors. The Agreement is a reasonable settlement of the disputes between CAC and the Debtors, allowing RCN-Chicago to continue doing business in an area that is important to the future of RCN and RCN-Chicago. Moreover, any scenario that does not reflect RCN-Chicago's changed economic reality and future obligations places RCN-Chicago at a competitive disadvantage in an intensely competitive business and market. The Agreement balances the need of CAC to obtain funding for its programming with the business demands of RCN-Chicago that such funding obligations be commensurate with the presence of RCN-Chicago in the Chicago market. Accordingly, the Court should, in the sound exercise of its discretion, approve the Agreement.

B. Approval of the Agreement is Proper under Sections 105 and 363 of the Bankruptcy Code.

         41. Entry into the Agreement, and the accompanying termination of the Areas 3 and 4 CAC Contracts and modification of the Area 2 CAC Contract, to the extent it is not an ordinary course transaction, is also a reasonable exercise of the Debtors' business judgment. Accordingly, the Court should approve the Agreement under sections 105 and 363 of the Bankruptcy Code.

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

         42. Section 105(a) of the Bankruptcy Code provides that the Court "may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title." 11 U.S.C. ss. 105(a). As set forth above, approval of the Agreement is necessary to resolve the disputes with CAC and allow the implementation of the Plan with respect to RCN-Chicago.

         43. Furthermore, section 363(b) provides that a debtor "after notice and a hearing, may use, sell or lease, other than in the ordinary course of business, property of the estate." Id. ss. 363(b). In this instance, the Debtors believe that the entry into the Agreement and the corresponding modification of the Area 2 CAC Contract and termination of the Areas 3 and 4 CAC Contracts, is an ordinary course transaction. However, to the extent that the entry into the Agreement is "other than in the ordinary course of business," the Court should approve the Agreement under section 363(b) of the Bankruptcy Code.

         44. The use of assets outside the ordinary course by a debtor, including the decision to enter into, modify or terminate an agreement, will be approved if such use has a sound business justification. See, e.g., Committee of Equity Sec. Holders v. Lionel Corp (In re Lionel Corp.), 722 F.2d 1063, 1071 (2d Cir. 1983) (bankruptcy court may only authorize expenditure of funds under section 363(b) of the Bankruptcy Code if it finds a "good business reason" for the expenditure). This business judgment rule shields a debtor's management from judicial second-guessing and affirms the general principal that a debtor-in-possession, not a court, should manage such debtor's ongoing business operations. See In re Johns-Manville Corp., 60 B.R. 612, 615-16 (Bankr. S.D.N.Y. 1986) ("the Code favors the continued operation of a business by a debtor and a presumption of reasonableness attaches to a Debtor's management decisions"). Once the debtor articulates a valid business justification, "[t]he business judgment rule 'is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action was in the best interests of the company.'" In re Integrated Resources, Inc., 147 B.R. 650, 656 (S.D.N.Y.
1992) (quoting Smith v. Van Gorkom, 488 A. 2d 858, 872 (Del. 1985)).

         45. As discussed above, the Agreement has a sound business justification. Through the Agreement, RCN-Chicago will obtain beneficial modifications to the Area 2 CAC Contract. Specifically, RCN-Chicago will be able to continue operating in Areas 1 and 2, and will no longer face the substantial past due PEG fees that CAC purports are due under the Area 2 CAC Contract or the future PEG fees for Area 2 that are disproportionate to the number of subscribers that RCN-Chicago serves in that area. In addition, the Areas 3 and 4 CAC Contracts, locations where RCN-Chicago had completed no construction and which are covered by franchise agreements that the City and RCN-Chicago have agreed to terminate (as set forth in the City Settlement Motion), would be rejected.

         46. The Agreement was reached only after extended arms' length negotiations between the Debtors and CAC. During these negotiations, the Debtors considered, among other things, (i) the relative strengths of the legal positions of the parties to the Agreement, (ii) the costs and uncertainties of continuing to operate under the CAC Contracts and (iii) the costs and risks associated with litigation with CAC. As a result of these negotiations and considerations, the Debtors concluded that a consensual resolution was preferable to undertaking time-consuming and expensive litigation.

         47. The Debtors have demonstrated a sound business justification for entry into the Agreement. In their business judgment, the Debtors have concluded that the Agreement is in the best interests of their estates. Accordingly, the Court should enter an order approving the Agreement.

C. Assumption of the Area 1 CAC Contract and the Modified Area 2 CAC Contract and Rejection of the Areas 3 and 4 CAC Contracts are Sound Exercises of RCN-Chicago's Business Judgment and Should Therefore be Approved.

         48. Through the Agreement and the proposed form of order accompanying this Motion, RCN-Chicago seeks to assume the Area 1 CAC Contract and the Area 2 CAC Contract (as the latter is modified by the Agreement). In addition, RCN-Chicago seeks authority to reject the Areas 3 and 4 CAC Contracts. The assumption of the Area 1 CAC Contract and the modified Area 2 CAC Contract is a reasonable exercise of the business judgment of RCN-Chicago. Similarly, the rejection of the Areas 3 and 4 CAC Contracts is a reasonable exercise of the business judgment of RCN-Chicago. Accordingly, this Court should enter an order, substantially in the form annexed hereto, approving the Agreement and authorizing the contract assumptions and rejections set forth therein.

         49. Section 365(a) of the Bankruptcy Code provides that a debtor, "subject to the court's approval, may assume or reject an executory contract or an unexpired lease." 11 U.S.C. ss. 365(a). In determining whether to approve a debtor's decision to assume or reject an executory contract, a court looks to whether the debtor demonstrated a sound business purpose for such assumption or rejection. See, e.g., In re Gucci, 193 B.R. 411, 415 (S.D.N.Y.
1996); In re Federated Dept. Stores, 131 B.R. 808, 811 (S.D. Ohio 1991). Specifically, a debtor must demonstrate that such rejection or assumption will benefit the debtor's estate. See In re Riodizio, 204 B.R. 417, 424 (Bankr. S.D.N.Y. 1997); see also Commercial Fin., Ltd. v. Hawaii Dimensions, Inc. (In re Hawaii Dimensions, Inc.), 47 B.R. 425, 427 (D. Haw. 1985) ("Under the business judgment test, a court should approve a debtor's proposed rejection if such rejection will be benefit the estate").

         50. The business judgment standard, as noted above, shields a debtor's management from judicial second-guessing and affirms the general principal that a debtor-in-possession, not a court, should manage such debtor's ongoing business operations. See In re Johns-Manville Corp., 60 B.R. at 615-16.

         51. When applying the "business judgment" rule in the context of the assumption or rejection of executory contracts under section 365 of the Bankruptcy Code, courts show great deference to a debtor's decision. See, e.g., National Labor Relations Board v. Bildisco & Bildisco, 465 U.S. 513, 523
(1984); In re Trans World Airlines, 261 B.R. 103, 120-21 (Bankr. D. Del. 2001) (debtor's decision to reject an executory contract should be upheld "unless it is the product of 'bad faith, or whim or caprice'"); Summit Land Co. v. Allen (In re Summit Land Co.), 13 B.R. 310, 315 (Bankr. D. Utah 1981) (absent extraordinary circumstances, court approval of a debtor's decision to assume an executory contract "should be granted as a matter of course").

         52. In this instance, the assumption of the Area 1 CAC Contract and the Area 2 CAC Contract and the rejection of the Areas 3 and 4 CAC Contracts, on the terms and conditions set forth in the Agreement, will provide tremendous benefits to the Debtors and their estates. RCN-Chicago has already built out Area 1 in accordance with the Area 1 Franchise Agreement and is complying with the Area 1 CAC Contract. RCN-Chicago believes that it can operate a profitable enterprise in Area 1 of the City. In addition, RCN-Chicago believes that providing cable services in Area 2 of the City will likewise be a profitable enterprise.

         53. In contrast, RCN-Chicago does not believe that the build out of network facilities and the establishment of operations in Areas 3 and 4 of the City would be profitable. Indeed, through the City Settlement Motion recently approved by this Court, RCN-Chicago has rejected and terminated the Areas 3 and 4 Franchise Agreements. Accordingly, payment of any PEG fees to the CAC for these areas would not be recoverable by RCN-Chicago from any customers in Areas 3 and 4, and would therefore have to be recovered through RCN-Chicago's rates to its customers in Areas 1 and 2 of the City - a result that would place RCN-Chicago at a significant competitive disadvantage with respect to other cable companies currently operating in Areas 1 and 2 of the City. In the exercise of its business judgment, therefore, RCN-Chicago has decided to reject the Areas 3 and 4 CAC Contracts and assume the Area 1 CAC Contract and the modified Area 2 CAC Contracts.

         54. In sum, the Debtors have satisfied the requisite standards for
(i) approval of the Agreement as a settlement of disputes between the Debtors and CAC, (ii) assumption of the Area 1 CAC Contract and the modified Area 2 CAC Contract and (iii) rejection of the Areas 3 and 4 CAC Contracts. Accordingly, the Court should approve the Agreement.

         55. The Debtors submit that no new or novel issue of law is presented with respect to the matters contained herein. Because the relevant authorities in support of the requested relief are cited in this Motion, the Debtors request that the requirement of the service and filing of a separate memorandum of law under Local Bankr. R. 9013-1(b) be deemed satisfied.

         WHEREFORE, the Debtors respectfully request that the Court enter an order (A) authorizing RCN-Chicago to (i) enter into the Agreement, (ii) reject the Areas 3 and 4 CAC Contracts and (iii) assume the Area 1 Contract and the modified

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

Area 2 CAC Contract and (B) granting the Debtors such other and further relief as is just.

Dated: New York, New York
       December 10, 2004

                                           SKADDEN, ARPS, SLATE, MEAGHER
                                             & FLOM LLP


                                           /s/ D. J. Baker
                                           -------------------------------------
                                           D. J. Baker (JB 0085)
                                           Frederick D. Morris (FM 6564)
                                           Four Times Square
                                           New York, New York 10036-6522
                                           (212) 735-3000

                                           Anthony W. Clark
                                           Eric M. Davis
                                           One Rodney Square
                                           P.O. Box 636
                                           Wilmington, Delaware 19899-0636
                                           (302) 651-3000

                                           John K. Lyons
                                           Samuel Ory
                                           333 West Wacker Drive
                                           Chicago, Illinois 60606-1285
                                           (312) 407-0700

                                           SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                                           Jean L. Kiddoo
                                           L. Elise Dieterich
                                           3000 K Street, NW, Suite 300
                                           Washington, DC 20007-5116
                                           (202) 424-7500

                                           Attorneys for Debtors and
                                           Debtors-in-Possession

                                      29